SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2010
APACHE CORPORATION
(Exact name of registrant as specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-4300 (Commission File Number)	41-0747868 (I.R.S. Employer Identification Number)
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (713) 296-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-2.1

Item 1.01	Entry into a Material Definitive Agreement
     On April 15, 2010, Apache Corporation, a Delaware corporation (“Apache”), and Mariner Energy, Inc., a Delaware corporation (“Mariner”), announced that they have entered into a definitive agreement pursuant to which Apache will acquire Mariner in a stock and cash transaction. The Agreement and Plan of Merger dated April 14, 2010 (the “Merger Agreement”), by and among Apache, Mariner and ZMZ Acquisitions LLC, a Delaware limited liability company and wholly owned subsidiary of Apache (“Merger Sub”), contemplates a merger (the “Merger”) whereby Mariner will be merged with and into Merger Sub, with Merger Sub surviving the Merger as a wholly owned subsidiary of Apache.
     The total amount of cash and shares of Apache common stock that will be paid and issued, respectively, pursuant to the Merger Agreement is fixed, and Mariner stockholders will be entitled to receive (on an aggregate basis) 0.17043 of a share of Apache common stock, par value $0.625 per share, and $7.80 in cash for each share of Mariner common stock (the “Mixed Consideration”). Mariner stockholders have the right to elect to receive all cash ($26.00 per share), all Apache common stock (0.24347 of a share of Apache common stock) or the Mixed Consideration, subject to proration procedures as provided in the Merger Agreement.
     Upon completion of the Merger, each outstanding option to purchase Mariner common stock will be converted into a fully vested option to purchase 0.24347 shares of Apache common stock.
     In addition, each share of Mariner restricted stock (other than restricted stock granted pursuant to Mariner’s 2008 Long-Term Performance-Based Restricted Stock Program) that is not subject to an unsatisfied price or other condition and that has not lapsed will vest and each holder will have the opportunity to elect the form of consideration as described above. Forty percent of the shares of Mariner restricted stock granted pursuant to its 2008 Long-Term Performance-Based Restricted Stock Program will vest and each holder will have the opportunity to elect the form of consideration as described above, and the remaining portion of such shares of Mariner restricted stock will be cancelled.
     The Merger Agreement has been approved by the boards of directors of Apache, Mariner, and Merger Sub. The completion of the Merger is subject to certain conditions, including: (i) the adoption of the Merger Agreement by the stockholders of Mariner; (ii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by Apache and Mariner; (iii) the effectiveness of a registration statement on Form S-4 that will be filed by Apache for the issuance of its common stock in the Merger, and the approval of the listing of these shares on the New York Stock Exchange; (iv) the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (v) the delivery of customary opinions from counsel to Apache and Mariner that the Merger will be treated as a tax-free reorganization for U.S. federal income tax purposes; (vi) compliance by Apache and Mariner with their respective obligations under the Merger Agreement; and (vii) the absence of legal impediments prohibiting the Merger.

     The Merger Agreement also contains customary representations and warranties that the parties have made to each other as of specific dates.
     Apache and Mariner have each agreed to certain covenants in the Merger Agreement. Among other covenants, Mariner has agreed, subject to certain exceptions, not to initiate, solicit, negotiate, provide information in furtherance of, approve, recommend or enter into an Acquisition Proposal (as defined in the Merger Agreement).
     The Merger Agreement contains certain termination rights for both Apache and Mariner, including if the Merger is not completed by January 31, 2011. In the event of a termination of the Merger Agreement under certain circumstances, Mariner may be required to pay to Apache a termination fee of $67 million. In certain circumstances involving the termination of the Merger Agreement, one of Apache or Mariner will be obligated to reimburse the other’s expenses incurred in connection with the transactions contemplated by the Merger Agreement in an aggregate amount not to exceed $7.5 million. Any reimbursement of expenses by Mariner to Apache will reduce the amount of any termination fee paid by Mariner to Apache.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated by reference herein.
     Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to that agreement, and may be subject to limitations agreed between those parties, including being qualified by confidential disclosures between those parties. Instead of establishing matters as facts, the representations and warranties may have been made to contractually allocate risks among the parties, including where the parties do not have complete knowledge of all facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure letters that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on representations, warranties, covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Apache’s or Mariner’s public disclosures.

Additional Information
     This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Apache will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of Mariner that also constitutes a prospectus of Apache. A definitive proxy statement/prospectus will be mailed to stockholders of Mariner. Apache and Mariner also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF MARINER ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Such documents are not currently available. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov. Copies of the documents filed with the SEC by Apache will be available free of charge on Apache’s website at www.apachecorp.com under the tab “Investors” or by contacting Apache’s Investor Relations Department at 713-296-6000. Copies of the documents filed with the SEC by Mariner will be available free of charge on Mariner’s website at www.mariner-energy.com under the tab “Investor Information” or by contacting Mariner’s Investor Relations Department at 713-954-5558. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.
     Apache, Mariner, their respective directors and executive officers and other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies from stockholders of Mariner in connection with the proposed transaction. Information regarding Apache’s directors and officers can be found in its proxy statement filed with the SEC on March 31, 2010, and information regarding Mariner’s directors and officers can be found in its proxy statement filed with the SEC on April 1, 2010. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
Forward-Looking Statements
     Statements in this document include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, future plans or other statements other than statements of historical fact, are forward-looking statements. We can give no assurance that such expectations will prove to have been correct. Actual results could differ materially as a result of a variety of risks and uncertainties, including: the timing to consummate the proposed agreement; the risk that a condition to closing of the proposed agreement may not be satisfied; the risk that a regulatory approval that may be required for the proposed agreement is not obtained or is obtained subject to conditions that are not anticipated; negative effects from the pendency of the merger; our ability to achieve the synergies and value creation contemplated by the proposed agreement; our ability to promptly and effectively integrate the merged businesses; and the diversion of management time on agreement-related issues. Other factors that could materially affect actual results are discussed in Apache’s and Mariner’s most recent Forms 10-K as well as each company’s other filings with the SEC available at the SEC’s website at www.sec.gov. Actual results may differ materially from those expected, estimated or projected. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.
2.1*	Agreement and Plan of Merger, dated April 14, 2010, by and among Apache Corporation, Mariner Energy, Inc. and ZMZ Acquisitions LLC.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APACHE CORPORATION
Date: April 16, 2010	/s/ Roger B. Plank
Roger B. Plank, President
(Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated April 14, 2010, by and among Apache Corporation, Mariner Energy, Inc. and ZMZ Acquisitions LLC.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.